Exhibit 32.2

Certification by Principal Finance Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 (the “Report”) of Morgan Stanley Bitcoin Trust (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, James F. Kirchner,  Managing Director, Delegated Sponsor of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
Date: August 13, 2026	By	/s/ James F. Kirchner
	Name:	James F. Kirchner
	Title:	Managing Director